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THE PEP BOYS - MANNY, MOE & JACK AND SUBSIDIARIES                       Exhibit 12 - Statement Regarding Computation
                                                                        of Ratios of Earnings to Fixed Charges

(in thousands, except ratios)
----------------------------------------------------------------------------------------------------------------------
                                                        February 1,            February 2,            February 3,
Fiscal year                                                   2003                   2002                   2001
----------------------------------------------------------------------------------------------------------------------

      Interest                                           $  46,858              $  51,335              $  57,882
      Interest factor in rental expense                     21,422                 21,478                 21,069
      Capitalized interest                                      44                      1                    489
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(a)   Fixed charges, as defined                          $  68,324              $  72,814              $  79,440

      Earnings before income taxes                       $  69,904              $  56,404             $  (83,669)
      Fixed charges                                         68,324                 72,814                 79,440
      Capitalized interest                                     (44)                    (1)                  (489)
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(b)   Earnings, as defined                               $ 138,184             $  129,217             $   (4,718)

----------------------------------------------------------------------------------------------------------------------

(c)   Ratio of earnings to fixed charges (b/a)                2.0x                    1.8x                     -
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The ratio of earnings to fixed charges is completed by dividing earnings by fixed charges. "Earnings" consist of earnings before income taxes plus fixed charges (exclusive of capitalized interest costs) plus one-third of rental expense (which amount is considered representative of the interest factor in rental expense). Earnings, as defined, were not sufficient to cover fixed charges by approximately $4.7 million in fiscal year 2000.


(Table Restubbed Below)


(in thousands, except ratios)
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                                                    January 29,            January 30,
Fiscal year                                               2000                   1999
----------------------------------------------------------------------------------------

      Interest                                        $  51,557             $  48,930
      Interest factor in rental expense                  19,963                19,052
      Capitalized interest                                1,098                 1,020
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(a)   Fixed charges, as defined                       $  72,618             $  69,002

      Earnings before income taxes                    $  44,967             $   7,284
      Fixed charges                                      72,618                69,002
      Capitalized interest                               (1,098)               (1,020)
----------------------------------------------------------------------------------------

(b)   Earnings, as defined                            $ 116,487             $  75,266

----------------------------------------------------------------------------------------

(c)   Ratio of earnings to fixed charges (b/a)              1.6x                  1.1x
----------------------------------------------------------------------------------------
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The ratio of earnings to fixed charges is completed by dividing earnings by fixed charges. "Earnings" consist of earnings before income taxes plus fixed charges (exclusive of capitalized interest costs) plus one-third of rental expense (which amount is considered representative of the interest factor in rental expense). Earnings, as defined, were not sufficient to cover fixed charges by approximately $4.7 million in fiscal year 2000.